SECOND SUPPLEMENTAL INDENTURE


      Second Supplemental Indenture (this "Supplemental Indenture"), dated as of May 21, 1998, between the Subsidiary Guarantors (the "New Subsidiary Guarantors") listed on the signature pages hereto, each a subsidiary of AmeriServe Food Distribution, Inc., a Delaware corporation (the "Company"), the Company and State Street Bank and Trust Company as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of October 15, 1997, as amended by a supplemental indenture dated as of December 23, 1997 (as so amended, the "Indenture"), providing for the issuance of an aggregate principal amount of $350,000,000 of 8 7/8% Senior Notes due 2006 (the "Senior Notes");

      WHEREAS, Section 10.05 of the Indenture provides that under certain circumstances the Company may cause, and Section 10.03 of the Indenture provides that under certain circumstances the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Senior Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Notes as follows:

      1.    Capitalized   Terms.   Capitalized   terms  used  herein   without
definition shall have the meanings assigned to them in the Indenture.

      2. Agreement to Note Guarantee. The New Subsidiary Guarantors hereby agree, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the Senior Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

      3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

      4. New York Law to Govern. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

      5. Counterparts The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantors.

                              [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed attested, all as of the date first above written.

Dated as of:  May 21, 1998


                                AmeriServe Food distribution, Inc.


                                By:    /s/  A. Petter Ostberg
                                     Name:  A. Petter Ostberg
                                     Title: Vice President and Assistant
                                            Treasurer

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed attested, all as of the date first above written.

Dated as of:  May 21, 1998


                                ProSource, Inc.


                                By:    /s/  A. Petter Ostberg
                                     Name:  A. Petter Ostberg
                                     Title: Vice President and Assistant
                                            Treasurer

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed attested, all as of the date first above written.

Dated as of:  May 21, 1998


                                ProSource Services Corporation


                                By:    /s/  A. Petter Ostberg
                                     Name:  A. Petter Ostberg
                                     Title: Vice President and Assistant
                                            Treasurer

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed attested, all as of the date first above written.

Dated as of:  May 21, 1998


                                BroMar Services, Inc.


                                By:    /s/  A. Petter Ostberg
                                     Name:  A. Petter Ostberg
                                     Title: Vice President and Assistant
                                            Treasurer

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed attested, all as of the date first above written.

Dated as of:  May 21, 1998


                                ProSource Investments, Inc.


                                By:    /s/  A. Petter Ostberg
                                     Name:  A. Petter Ostberg
                                     Title: Vice President and Assistant
                                            Treasurer

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed attested, all as of the date first above written.

Dated as of:  May 21, 1998


                                PSD Transportation Services, Inc.


                                By:    /s/  A. Petter Ostberg
                                     Name:  A. Petter Ostberg
                                     Title: Vice President and Assistant
                                            Treasurer

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed attested, all as of the date first above written.

Dated as of:  May 21, 1998


                                ProSource Mexico Holdings, Inc.


                                By:    /s/  A. Petter Ostberg
                                     Name:  A. Petter Ostberg
                                     Title: Vice President and Assistant
                                            Treasurer

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed attested, all as of the date first above written.

Dated as of:  May 21, 1998


                                PSC Services of Florida, Inc.


                                By:    /s/  A. Petter Ostberg
                                     Name:  A. Petter Ostberg
                                     Title: Vice President and Assistant
                                            Treasurer

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed attested, all as of the date first above written.

Dated as of:  May 21, 1998


State Street Bank and Trust Company,
as Trustee

By:  /s/  Michael M. Hopkins
   Name:  Michael M. Hopkins
   Title: Vice President